Exhibit 99.1

Cooltech Holding Corp.

Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US Dollars, unless otherwise noted)

Independent Auditors’ Report

To the Shareholders of Cooltech Holdings Corp.:

We have audited the accompanying consolidated combined balance sheets of Cooltech Holdings Corp., Icon Networks LLC, Xpro Global LLC and DBA Trading Corp. (together, “Cooltech”) as at December 31, 2016 and 2015, and the related consolidated combined statements of loss and comprehensive loss, changes in shareholders’ equity and cash flows for the years then ended. These consolidated combined financial statements are the responsibility of the Cooltech's management. Our responsibility is to express an opinion on these consolidated combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated combined financial statements are free of material misstatement. Cooltech is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated combined financial statements referred to above present fairly, in all material respects, the financial position of Cooltech as of December 31, 2016 and 2015 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

June 8, 2017Chartered Professional Accountants

Toronto, OntarioLicensed Public Accountants

Cooltech Holding Corp.

Consolidated Combined Balance Sheets

As at

(Expressed in US dollars)

		December 31,	December 31,
	Note	2016	2015

		$	$
ASSETS
CURRENT
Cash		735,594	564,516
Accounts receivable	4	5,069,086	1,020,252
Inventory (net of provision, 2016 - $36,463, 2015 - $nil)		327,266	1,050,893
Due from related parties	7	733,439	-
Total current assets		6,865,385	2,635,661

Investment	5	-	432,837
Equipment (net)	6	193,819	21,270
Total assets		7,059,204	3,089,768

LIABILITIES
CURRENT
Accounts payable and accrued liabilities		6,706,744	1,503,439
Due to related parties	7	-	522,603
Notes payable	9	1,861,898	500,000
Line of credit	8	500,000	-
Total current liabilities		9,068,642	2,526,042

Notes payable	9	545,082	500,000
Total liabilities		9,613,724	3,026,042

SHAREHOLDERS' EQUITY (DEFICIT)

Common stock, par value $0.0001, 250,000,000 shares authorized, 2,330,553 issued and outstanding (December 31, 2015 - 1,300,000)	10	233	130
Series A preferred stock, par value of $0.0001, 50,000,000 shares authorized, 4,408,410 issued and outstanding (December 31, 2015 - 4,408,410)	10	441	441
Additional paid-in capital		-	194,721
Accumulated deficit		(2,551,116)	(131,566)
Total shareholders' equity (deficit)		(2,550,442)	63,726

Non-controlling interest in consolidated subsidiary		(4,078)	-

Total liabilities and shareholders' equity (deficit)		7,059,204	3,089,768

Nature of operations (Note 1)

Commitments and contingencies (Note 14)

Subsequent events (Note 18)

Approved on behalf of the Board

“Andrew DeFrancesco”

Signed:

The accompanying notes are an integral part of these consolidated combined financial statements

Cooltech Holding Corp.

Consolidated Combined Statements of Income (Loss) and Comprehensive Income (Loss)

For the years ended December 31

(Expressed in US dollars)

	2016	2015

	$	$
REVENUE
Sale of products	22,185,954	16,681,359
Sale of services	47,630	37,437
Discounts (given) received	42,616	(4,289)
NET REVENUE	22,276,200	16,714,507

Cost of goods sold	21,461,884	15,591,916
Cost of services	47,379	98,624
	21,509,263	15,690,540

GROSS PROFIT	766,937	1,023,967

OPERATING EXPENSES
Management compensation	380,000	-
General and administrative	232,587	114,805
Professional fees	121,114	36,175
Marketing	297,503	105,122
Sales commissions	271,592	291,796
Selling	122,591	51,192
Depreciation	10,117	3,969
Finance expense	149,630	41,667
TOTAL OPERATING EXPENSES	(1,585,134)	(644,726)

Other income (expense)	(35)	3,914
Loss from affiliate	-	(30,233)
Gain on settlement of debt	90,656	-
Gain on disposition	3,926	-
Transaction costs	(25,915)	-
NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)	(749,565)	352,922

Net and comprehensive loss attributable to:
Common shareholders	(749,565)	352,922
Non-controlling interest	-	-

Net income (loss) per share
Basic and diluted	$(0.56)	$0.27

Weighted average shares outstanding	1,341,613	1,300,000

The accompanying notes are an integral part of these audited consolidated combined financial statements

Cooltech Holding Corp.

Consolidated Combined Statements of Members’ Equity

For the Years Ended December 31, 2016, and 2015

(Expressed in US dollars)

	Common Stock		Series A Preferred stock
	Number of shares	Amount	Number of shares	Amount	Additional paid-in capital	Retained earnings (deficit)	Total
		$		$	$	$	$
Balance, December 31, 2014	1,300,000	130	4,408,410	441	194,721	12,568	207,860
Distributions	-	-	-	-	-	(497,056)	(497,056)
Comprehensive income for the year	-	-	-	-	-	352,922	352,922
Balance, December 31, 2015	1,300,000	130	4,408,410	441	194,721	(131,566)	63,726
Distributions	-	-	-	-	-	(385,959)	(385,959)
Effect of the reverse acquisition (note 17)	1,030,553	103	-	-	(1,478,747)	-	(1,478,644)
Reclassification of negative additional paid-in capital	-	-	-	-	1,284,026	(1,284,026)	-
Comprehensive loss for the year	-	-	-	-	-	(749,565)	(749,565)
Balance, December 31, 2016	2,330,553	233	4,408,410	441	-	(2,551,116)	(2,550,442)

The accompanying notes are an integral part of these audited consolidated combined financial statements

Cooltech Holding Corp.

Consolidated Combined Statements of Cash Flows

For the Years Ended December 31, 2016 and 2015

(Expressed in US dollars)

	2016	2015
	$	$
OPERATING ACTIVITIES

Net income (loss) for the year	(749,565)	352,922

Items not affecting cash:
Depreciation	10,117	3,969
Interest on related party loans	890	-
Gain on settlement of loans payable	(90,656)	-
Gain on disposition	(3,926)	-
Loss from affiliate	-	30,233
Finance expense	19,236	-
Derecognition of net assets of DBA Trading Corp.	5,551	-
	(808,353)	387,124
Changes in non-cash working capital items:
Accounts receivable	(4,048,834)	(428,155)
Inventory	723,627	(498,163)
Accounts payable and accrued liabilities	5,203,305	526,485
Customer deposits	-	(257,174)
Cash flows from (used in) operating activities	1,069,745	(269,883)

FINANCING ACTIVITIES

Advances from (to) related parties	(733,439)	12,500
Advances from line of credit	500,000	-
Distributions to members, prior to reverse acquisition (note 17)	(385,959)	(497,056)
Advances from (payments of) notes payable	(50,000)	1,000,000
Issuance of common shares	103	-
Advances to Cooltech Holding Corp subsequently acquired	(41,003)	-
Cash flows from (used in) financing activities	(710,298)	515,444

INVESTING ACTIVITIES

Purchase of equipment	(188,369)	(14,841)
Cash flows used in investing activities	(188,369)	(14,841)

Change in cash during the year	171,078	230,720
Cash, beginning of year	564,516	333,796
Cash, end of year	735,594	564,516

The accompanying notes are an integral part of these audited consolidated combined financial statements

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

1.	Nature of operations

Cooltech Holding Corp. (“Cooltech” or the “Company”) was incorporated in October 2016 under the laws of the State of Nevada. The Company is an acquirer and operator of businesses in the consumer electronics industry. References to the Company refer to the Company and its subsidiaries, Icon Networks LLC and Xpro Global LLC. The principal address of the Company’s business is 108-48 NW 25th Street, in Miami, Florida.

On December 15, 2016, pursuant to a Share Exchange Agreement between Cooltech, as a standalone company and Icon Networks LLC (“Icon”), Cooltech issued 1,300,000 common shares and 4,408,410 Series A preferred stock and promissory notes with an aggregate face value of $2,047,500 (the “Transaction”). The promissory notes are non-interest bearing and are only repayable upon the closing of certain subsequent financing transactions (note 9). Each preferred share is convertible at the option of the holder, into one share of the common stock of the Company. As a result of the Transaction, Icon Networks LLC is now a fully-owned subsidiary of Cooltech Holding Corp.

For accounting purposes, the Transaction was treated as a reverse acquisition with Icon being the accounting acquirer. Therefore, the Company’s historical financial statements reflect those of Icon. Prior to the reverse acquisition, Cooltech was a shell company with no business operations.

After closing of the Transaction, there were 2,330,553 shares of common stock outstanding, of which 1,300,000, approximately 55.8%, were held by former members of Icon Networks LLC.

These consolidated combined financial statements were authorized for issue by the Board of Directors on June 7, 2017.

2.	Basis of presentation

The Company prepares its consolidated combined financial statements under the accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The following entities were consolidated in these consolidated combined financial statements: Cooltech Holding Corp, Icon Networks LLC and Xpro Global LLC. The consolidated combined financial statements include 100% of all the assets and liabilities of the three entities and all intercompany accounts and transactions have been eliminated. The consolidated combined financial statements are presented in US dollars, which is the Company’s functional currency.  There were no foreign currency transactions during the years ended December 31, 2016 and 2015. The financial results of the Company up to the date of the reverse acquisition (note 17) include the combined results of Icon Networks LLC, Xpro Global LLC and DBA Trading Corp., which operated the electronics distribution business as entities under common management. In 2016, the Company transferred all operations in DBA, including contracts, business relationships, and inventory from DBA Trading Corp. to Icon Networks LLC. The consolidated combined financial statements include 100% of all the assets and liabilities of the three entities and all intercompany accounts and transactions have been eliminated. At the closing of the reverse acquisition, the net assets of DBA Trading Corp. were disposed of for nil consideration.

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

3.Significant accounting policies

The accounting policies set out below have been applied consistently to all years presented in the consolidated combined financial statements.

(a)	Basis of consolidation

These consolidated combined financial statements include the accounts of the Company and its subsidiaries. Subsidiaries are entities controlled by the Company. Subsidiaries’ results are consolidated into the financial results of the Company from the effective date of acquisition up to the effective date of disposition or loss of control. The subsidiaries of Cooltech that have been consolidated are as follow:

•	Icon Networks LLC – 100% owned
•	XPro Global, LLC – 50% owned

All intercompany transactions and balances are eliminated on consolidation. Each entity within the consolidated group determines its own functional currency and items included in the consolidated combined financial statements of each entity are measured using the functional currency. The US dollar is the functional currency of each entity within the consolidated group.

(b)	Use of estimates

The preparation of these consolidated combined financial statements under US GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as contingent assets and liabilities as of the dates of the consolidated combined balance sheets and the reported amounts of revenue and expenses during the reporting period.  These estimates and assumptions include the allowance for doubtful accounts, inventory provision, impairment of equity investments, valuation of preferred shares and promissory notes, and accruals contained within trade and other payables. Actual results could differ from these estimates and assumptions.

(c)	Cash and cash equivalents

Cash and cash equivalents include all cash and investments with an original maturity of three months or less. The Company maintains its cash in bank accounts in amounts that may exceed federally insured limits. The Company has not experienced any losses in these accounts in the past. The fair value of cash and cash equivalents approximates their current carrying amounts since all such items are short-term in nature.

(d)	Accounts receivable

The Company’s receivables are stated at their outstanding balance reduced by an allowance for uncollectible accounts. The allowance for doubtful accounts is an estimate to cover the risk of losses resulting from the ability of customers to make payments for outstanding balances. The

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

Company mitigates this risk by monitoring the credit worthiness of its customers by taking into consideration the overall quality and aging of the accounts receivable, credit evaluations of the customers’ financial condition and historical experience with collection. The Company evaluates the recoverability of its receivables whenever events occur or there are changes in circumstances such that management believes it is probable that it will be unable to collect all amounts due according to the contractual terms of the receivables.

(e)	Equipment

Equipment is carried at cost less accumulation depreciation. Depreciation is recognized in profit or loss on a straight-line basis over the estimated useful lives of each part of an item of property and equipment, since this most closely reflects the expected pattern of consumption of the future economic benefits embodied in the assets. The estimated useful life for the current and comparative periods for property and equipment are as follows: equipment - 3 years; furniture and fixtures - 5 years and leasehold improvements - 3 years.

Depreciation methods, useful lives and residual values are reviewed at each financial year end and adjusted if appropriate. Expenditures for improvements that extend the useful lives of equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

When assets are retired or otherwise disposed of, the cost and accumulated depreciation is removed from the accounts and any resulting gain or loss is reflected in operations in the period realized.

(f)	Business combinations

The Company accounts for business combinations in accordance with ASC 805, Business Combinations (“ASC 805”). ASC 805 requires that transaction costs, such as broker fees, transfer taxes, legal, accounting, valuation, and other professional and consulting fees, related to acquisitions be expensed as incurred. Upon acquisition of a business, the Company allocates the purchase price of the business based upon the fair value of the net assets acquired.

(g)	Revenue recognition

Revenue for product sales is recognized once the following criteria are met: (1) the Company must have persuasive evidence that an arrangement exists; (2) delivery must occur, which generally happens at the point of shipment (this includes the transfer of both title and risk of loss, provided that no significant obligations remain); (3) the price must be fixed or determinable; and (4) collectability must be reasonably assured. In general, the Company recognizes revenue on a gross basis. In such arrangements where the Company is not the primary obligor, revenues are recognized as the net fee associated with serving as an agent.

Service revenue associated with marketing, training, fulfillment and other services is recognized when the work is complete and the four criteria discussed above have been met.

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

(h)	Costs of goods sold

Cost of goods sold includes the product price paid to suppliers, net of any incentives, rebates and purchase discounts received from suppliers. It also consists of provision for inventory losses, write-downs, shipping and handling costs.

(i)	Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, due from related parties, accounts payable and accrued liabilities, due to related parties, line of credit and notes payable. Pursuant to FASB ASC 820 “Fair Value Measurements and Disclosures”, the Company utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures.

The Company discloses the estimated fair value of its financial instruments according to a fair value hierarchy (Level 1, 2 and 3).  The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels are defined as follows:

Level 1 - Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Cash and cash equivalents, accounts receivable, due from related parties, accounts payable and accrued liabilities, and due to related parties are recorded at carrying values that approximate their fair value as they have maturities of less than one year. The fair value of the due to related parties is fairly reflected by the book value as it has interest rates which are similar to current market interest rates. Notes payable issued pursuant to the reverse acquisition (note 9 and 17) are classified as Level 3 in the fair value hierarchy.

(j)	Inventory

Inventory is stated at the lower of cost or net realizable value. Costs are computed based on the weighted average cost method. Inventory is comprised of finished goods only. Finished goods include products purchased for resale, including costs related to freight and delivery, net of discounts. The net realizable value is estimated using the selling price in the ordinary course of business minus any costs to complete and sell the goods.

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

Any write-down to net realizable value is recognized as an expense in the period in which the write-down occurs.

(k)	Income taxes

The Company accounts for income taxes in accordance with Accounting Standard Codification 740, Income Taxes ("ASC 740"), on a tax jurisdictional basis. The Company files income tax returns in the United States.

Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts using enacted tax rates and laws in effect in the year in which the differences are expected to reverse. A valuation allowance is provided against deferred tax assets when it is determined to be more likely than not that the deferred tax asset will not be realized.

The Company assesses the likelihood of the financial statement effect of a tax position that should be recognized when it is more likely than not that the position will be sustained upon examination by a taxing authority based on the technical merits of the tax position, circumstances, and information available as of the reporting date. The Company is subject to examination by taxing authorities in jurisdictions such as the United States and Canada. Management does not believe that there are any uncertain tax positions that would result in an asset or liability for taxes being recognized in the accompanying consolidated combined financial statements. The Company recognizes tax-related interest and penalties, if any, as a component of income tax expense.

ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in periods, disclosure and transition. At December 31, 2016, the Company has not taken any tax positions that would require disclosure under ASC 740.

(l)	Investments

Investments in which the Company does not have a controlling direct or indirect voting interest, but can exercise significant influence over the entity with respect to its operations and major decisions, are accounted for using the equity method of accounting. The carrying value of the Company’s investment is adjusted for its proportionate share of the investee’s net income or loss and reduced by distributions received. The Company reviews the carrying value of its investment for other than temporary impairment whenever events or changes in circumstances indicate a possible impairment. Financial condition, operational performance, and other economic trends are some of the factors it considers when evaluating the existence of impairment indicators. When it has a carrying value of zero for its investment, it suspends the equity method of accounting until such time that the affiliate’s net income equals or exceeds the share of net losses not recognized during the time in which the equity method of accounting was suspended.

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

(m)	Impairment of long-lived assets

Long-lived assets consisting of equipment that is held and used is analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Assets having an indefinite useful life are assessed for impairment annually. The Company evaluates at each balance sheet date whether circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the carrying amounts are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value.

(n)	Recent accounting pronouncements

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments – Overall: Recognition and Measurement of Financial Assets and Financial Liabilities”. ASU 2016-01 requires equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income, requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes, requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset, and eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost. For the Company, ASU 2016-01 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2018, and early adoption is permitted. The Company is currently evaluating the potential impact this standard may have on the consolidated combined financial statements and the timing of adoption.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flow - Classification of Certain Cash Receipts and Cash Payments (Topic 230)” ("ASU 2016-15"), which addresses a few specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. For the Company, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period. If the Company early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” as a new Topic, ASC Topic 606. The objective of ASU 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance, including industry-specific guidance. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

the entity expects to be entitled in exchange for those goods or services. In applying the new standard, companies will perform a five-step analysis of transactions to determine when and how revenue is recognized. ASU 2014-09 applies to all contracts with customers except those that are within the scope of other topics in the FASB ASC. In July 2015, the FASB deferred the effective date, for the Company ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2017 and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted to the original effective date of December 15, 2016 and interim periods within annual periods beginning after December 15, 2017. The amendments may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of initial application. The Company is currently evaluating the potential impact this standard may have on the consolidated combined financial statements and the method and timing of adoption.

In February 2016, the FASB issued ASU 2016-02, Leases. This update requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosure about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018. The Company is still assessing the impact that the adoption of ASU 2016-02 will have on the consolidated combined balance sheet and the consolidated combined results of operations.

In November 2015, the FASB issued ASU No. 2015-17, "Balance Sheet Classification of Deferred Taxes," which requires that deferred tax liabilities and assets be classified on our Consolidated Combined Balance Sheets as noncurrent based on an analysis of each taxpaying component within a jurisdiction. ASU No. 2015-17 is effective for the fiscal year commencing after December 15, 2017. The Company does not anticipate that the adoption of ASU No. 2015-17 will have a material effect on the consolidated combined balance sheet or the consolidated combined results of operations.

(o)	Recent accounting pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying Consolidated Combined Financial Statements.

4.	Accounts receivable

During the years ended December 31, 2016 and 2015, the Company entered into factoring agreements with various financial institutions to sell its accounts receivable under non-recourse agreements. These transactions were treated as a sale and have been accounted for as a reduction in accounts receivable because the agreements transfer effective control over and risk related to the receivables to the buyers. Thus, cash proceeds from these arrangements are reflected as operating activities, including the change of accounts receivable in the consolidated combined statement of cash flows each year. The Company does not service any factored accounts after the factoring has occurred. The Company does not have any servicing assets or liabilities. The Company utilizes factoring arrangements as an integral part of its financing for working capital. During the year ended December 31, 2016, the aggregate gross amount

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

factored under these facilities was $1,734,565 (2015 - $2,375,727). The cost of factoring such accounts receivable, is reflected in the accompanying consolidated combined statements of income (loss) and comprehensive income (loss) as finance expense. The cost of factoring such accounts receivable for the years ended December 31, 2016 and 2015 was $28,880 (2015 - $36,998). Any change in the availability of these factoring arrangements could have a material adverse effect on the Company’s financial condition.

During the year ended December 31, 2016, the Company had an allowance for doubtful accounts of $17,778 (2015 - $nil), and recorded bad debt expense of $46,900 (2015 - $nil).

5.	Investment

The Company uses the equity method to account for its investments in which it has significant influence. The investment is stated at cost and adjusted for its proportionate share of its net income or loss and reduced by distributions received.

The Company held a 33.1126% membership interest in Contour Investors Miami, LLC (“CIM”), a Floridian limited liability corporation with a passive investment in Contour LLC, a manufacturer of action camera equipment.

During 2016, the membership interests of CIM were distributed to the members of Icon Networks LLC in lieu of payment of amounts due to those members (note 7) and the Company recognized a gain on settlement of $90,656 (2015 - $nil). As at December 31, 2016 and 2015, the investment consisted of the following:

December 31, 2014, balance Share of loss December 31, 2015, balance Disposal of investment December 31, 2016, balance $ 463,070 $ (30,233) $ 432,337 $ (432,837) $ -

The Company’s share of certain balance sheet and income statement line items of CIM are as follows:

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

Assets Cash Loans to partners Other investments Liabilities and Partner's Capital Current liabilities Partner's capital accounts Income Statement Net loss Share of loss 2016 2015 $ 892 $ 83 $ 428,471 $ 429,446 $ 4,033 $ 425,413 $ 429,446 2016 2015  $ 91 ,303 $ 30,233 $ -

The Company recognized no loss from CIM for the year ended December 31, 2016 (2015 - $30,233).

6.	Equipment

Equipment as at December 31, 2016 and 2015 consist of the following:

Equipment Furniture and Fixtures leasehold improvements total Cost Balance as at December 31, 2014 additions balance as at December 31, 2015 additions disposal balance as at December 31, 2016 Equipment Furniture and Fixtures leasehold improvements total accumulated depreciation balance as at December 31, 2014 depreciation balance as at December 31, 2015 depreciation disposal balance as at December 31, 2016 net book value balance as at December 31, 2016 balance as at December 31, 2015 $12,713 $14,841 $27,554 28,184 (7,755) $47,983 $ - - $ - 34,936 $ 34,936 $ - - $ - 125,249 – 125,249 $12,713 14,841 $ 27,554 188,369 (7,755) $ 208,168 $ 2,315 3,969 $6,284 8,055 (2,052) $ 12,287 $35,696 $ 21,270 $ - - $ - 306 $ 306 $ 34,630 $ - $ - - $ - 1,756 $ 123,493 $ - $ 2,315 3,969 $ 6,284 10,117 (2,052) $ 14,349 $ 193,819 $ 21,270

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

7.	Due to/from related parties

Due from related parties

During 2016, the Company advanced funds to non-arm’s length parties, which were measured at the exchange amount. These amounts are due on demand and non-interest bearing. As at December 31, 2016, the Company had the following amounts owing from related parties:

2016 2015 Stamax Corp. OneClick International LLC  Balance as at December 31, 2016

164,050 569,389 $ 733,439 - - $ -

Due to related parties

As at December 31, 2016, the Company had advances of $nil (2015 - $522,603) from members of Icon Networks LLC, including accrued interest. As at December 2015, $250,000 was non-interest bearing and due on demand. $250,000 was subject to 5% interest per annum. The $250,000 interest bearing loan was due on March 11, 2015, however, this loan was extended with no stipulated maturity date as agreed upon with the issuer of the note. During 2016, the ownership interests in CIM were distributed out of Icon Networks LLC to its members, as payment of principal and accrued interest of these advances (note 5). The Company recognized a gain on settlement of debt of $90,656 (2015 – $nil). During the year ended December 31, 2016, total interest expense of $890 (2015 - $12,500) was accrued.

8.	Line of credit

In April 2016, the Company obtained a revolving credit facility of $500,000 to finance accounts receivable. The outstanding balances under the credit facility bear interest at the floating WSJ prime rate plus 1%, with a floor of 4.5%, payable monthly in arrears. A first priority security interest lien on all assets of Icon Networks LLC was pledged to the lender, an international financial institution. This liability is guaranteed personally by the CEO and the EVP, Sales and Marketing of the Company. There was also a provision in the loan agreement that prohibited any transaction that would have constituted a change in control of Icon Networks LLC. The Company obtained a waiver from the lender as part of completing its reverse acquisition (note 17). Further, the lender has agreed to waive priority to any payment of outstanding loans of the Company prior to the full repayment of the credit facility. As at December 31, 2016, the amount drawn on the credit facility was $500,000 (2015 – $nil).

9.	Notes payable

The notes payable balance as at the end of the year consisted of the following:

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

Per value accretion expense during the year 2016 2015 carrying value as at December 31, 2016 2015 non-interest bearing note, due on demand 10% interest note, due on demand class a promissory notes class b promissory notes class c promissory notes class d promissory notes convertible notes payable balance as at December 31, 2016 classified as current liability classified as long-term liability balance as at December 31, 2016 $500,00 500,000 747,500 300,000 1,000,000 450,000 $3,497,500 $- - 2,366 6,106 10,497 – $19,236 $- - $- $- - - - - - - $- $- $- $- 500,000 735,888 176,010 545,085 450,000 $2,406,980 $1,861,898 545,082 $2,406,980, $500,000 500,000,- - - - $1,000,000 $500,000 500,000 $1,000,000

During 2015, the Company issued non-interest bearing promissory notes of $500,000, with no fixed terms of repayment.  In January 2016, the Company repaid the non-interest bearing note of $500,000.

During 2015, the Company issued promissory notes of $500,000, with interest payable on the first of each month at a rate of 10% per annum, and a maturity date of April 30, 2016. This loan was amended on May 1, 2016 to be due on demand. Total interest related to this loan was $64,167 for the year ended December 31, 2016 (2015 - $29,167).

Vendor take-back notes

During 2016, the Company issued Class A, B, and C promissory notes as part of a reverse acquisition (note 17). The Class A promissory notes are non-interest bearing, and are payable upon the closing of a financing of at least $3,000,000. The Class B promissory notes are non-interest bearing, and payable upon the closing of an initial public offering of the Company’s common stock (including any reverse merger or similar combination with a publicly traded company in conjunction with a financing transaction) (an “IPO”). The Class C promissory notes are non-interest bearing, and payable on the earlier of (i) the one year anniversary of the closing of an IPO and (ii) the closing of a post-IPO financing transaction in which the Company receives gross proceeds of at least $10,000,000.

Fair values for promissory notes are calculated using the discounted cash flow method, which applies a probability of each note becoming payable at its expected maturity date, and discounts the face value of the note over its maturity. The results from these measurements are classified as Level 3 in the fair value hierarchy. The key Level 3 inputs used by management to determine the fair value are the discount rate, yield-to-maturity, expected maturity, and probability of triggering repayment at each expected maturity. The following assumptions were used:

Discount rate yield-to-maturity expected maturity (years) probability of triggering repayment classified as current liability classified as long-term liability class a promissory notes class b promissory notes class c promissory notes 8.00% 8.00% 8.00% 8.00% 113.41% 51.82% 0.25 0.75 1.5 100% 60% 60% $735,888 176,010 - $- - 545,082

Convertible notes

On December 22, 2016, the Company issued $450,000 notes payable bearing interest of 8% per annum, maturing on the earlier of June 22, 2017 and the closing of a financing in which the Company receives gross proceeds of at least $2,000,000 (a “Qualified Financing”). These notes are convertible at the issuance price upon a Qualified Financing, at the holder’s option, into common shares of the Company.

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

10.	Shareholder’s equity

Common Stock Series A Preferred stock Balance, December 31 2014 and 2015 Effect of the reverse acquisition (note 17) Balance, December 31 2018 number of shares Amount Number of shares Amount (i) $ $ 1,300,000 1,030,553 2,330,553 130 103 233 4,408,410 - 4,408,410 441 - 441

(i)

Prior to the reverse acquisition (note 17), the Company had 1,030,553 shares of common stock issued and outstanding, and was a shell company with no business operations.  On December 15, 2016, Cooltech Holding Corp issued 1,300,000 common shares and 4,408,410 Series A preferred stock as part of a reverse acquisition of Icon Networks. The Series A preferred stock are voting, non-cumulative, non-participating, and each share of Series A preferred stock is convertible to one share of common stock. As a result of this transaction, Icon Networks LLC became a fully-owned subsidiary of Cooltech Holding Corp. For accounting purposes, the transaction was treated as a reverse acquisition with Icon being the accounting acquirer. All references to common stock and preferred stock have been retroactively restated to reflect the reverse acquisition as if the transaction had taken place as of the beginning of the earliest period presented.

11.	Related party transactions

During the years ended December 31, 2016 and 2015, the Company was engaged in non-arm’s length   transactions, which were in the normal course of business and were measured at the exchange amount. Transactions included sales of products, purchases of inventory as well as general expenses, reimbursements and sales commissions incurred from related parties.

During the years ended December 31, 2016 and 2015, the Company engaged in transactions with the following related parties:

Nirvana Corp. - This entity is controlled by a family member of the CEO of the Company, and conducts business as a reseller of consumer electronic products.

Fibatir Trade SA and GBC Trading Corp. - Both companies are owned by a family of which certain members hold a 50% interest in Xpro Global LLC and 100% in DBA Trading Corp. These entities were related parties prior to December 15, 2016, the closing of the reverse acquisition (note 17).

Juan Pablo Montoya - Prior to closing the reverse acquisition on December 15, 2016, this individual was a 33% owner of Icon Networks LLC.

Carlos Felipe Rezk – Prior to closing the reverse acquisition on December 15, 2016, this individual was the CEO of Icon Networks LLC and Xpro Global LLC, and is currently the part of the Company’s management.

Stamax Corp. – This entity is controlled by certain members of management, and is a retailer of consumer electronic products.

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

OneClick International LLC – This entity is controlled by certain members of management, and is a retailer of consumer electronic products.

Caerus, LLC – This entity is controlled by an individual who was a 33% owner of Icon Networks LLC, prior to the reverse acquisition on December 15, 2016.

ICFR LLC – This entity is controlled by individual who is currently the part of the Company’s management.

Bliss Investments Group, LLC – This entity is controlled by individual who is currently the part of the Company’s management.

DBA Trading Corp. – This entity operated part of the Company’s business and was a related party until December 15, 2016, the closing date of the reverse acquisition (note 17).

There are no long-term arrangements with any of the related parties. Pricing and other material payment terms are determined on a case by case basis. The terms are not materially different than the terms being negotiated with unaffiliated third parties.

During the years ended December 31, 2016 and 2015, the Company sold products and services to related parties as follows:

Product sales from ICON Networks LLC to the following: Nirvana Corp. Fibatir trade SA Juan pablo montoya GbC Trading corp Carlos Felipe Rezk Stamax corp OneCIick Internatonal LLC ICFR LLC Product sales from DBA Trading corp. to the following: Nirvana Corp. GbC Trading corp Fibatir trade SA Product sales from x pro global llc to the following:  Nirvana Corp. GbC Trading corp OneCIick International LLC Total related party product sales For the year ended december 31, 2016 For the year ended december 31, 2015 $990,197 4,985,204 2,521 216,442 1,033 1,697,268 101,641 1,147 $112,542 - 84,727 $39,608 254,017 34,916 $8,521,263 $506,303 152,816 1,050 218,512 1,670 - - - $444,433 48,778 945,841 $76,228 200,520 - $2,596,151

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

For the year ended december 31, 2015 For the year ended december 31, 2016 service income from icon networks llc to the following: stamax corp. total related party service income $40,000 $40,000 $- $-

During the years ended December 31, 2016 and 2015, the Company incurred operating expenses (recovery) from related parties as follows:

For the year ended december 31, 2016 For the year ended december 31, 2015 icon networks llc incurred operating expenses from the following: nirvana corp. – general expenses icon networks llc received reimbursement from: stamax corp. – general expenses dba trading corp. incurred operating expenses from the following: nirvana corp. – general expenses gbc trading corp. – sales commissions gbc trading corp. – general expenses $ 862 (30,792) $- - 594 $ (29,336) $490 - $7,754 296 4,567 $13,107

During the years ended December 31, 2016 and 2015, the Company purchased inventory for resale from related parties as follows:

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

ICON Networks LLC made purchases from the following: Nirvana Corp. gbc Trading corp.

Fibatir Trade SA Stamax Corp. OneClick International LLC DBA Trading Corp. made purchases from the following: Nirvana Corp. gbc Trading corp. Fibatir Trade SA Xpro Global LLC made purchases from the following:  gbc Trading corp. Total related party product purchases For the year ended December 31 , 2016 $74,936 883,776 - $- - - 1,488 478,299 5,099,398 For the year ended December 31 , 2015 $110,414 27,655 29,581 - - $78,922 2,216,447 1,440,391$1,280,440 $5,182,850

As at December 31, 2016, and 2015, the accounts receivables and accounts payables balances from the following related parties are as follows:

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

Accounts Receivables as at december 31, 2016 december 31, 2015 Accounts Payable as at december 31, 2016 december 31, 2015 ICON Networks LLC Nirvana Corp. Fibatir Trade SA  Juan Pablo Montoya gbc Trading corp.  Stamax Corp.  OneClick International LLC Bliss Investments Group LLC Caerus LLC ICFR LLC

DBA Trading Corp. Nirvana Corp. Fibatir Trade SA XPro Global LLC Nirvana Corp. gbc Trading corp. OneClick International LLC Total $2,001 4,066,757 476,497 85,878, 34,917 $4,666,050 $15,088 1,050 $167,992 $56,978 $241,117 1,183 1,488 15,523 15,359 15,300 143,066 $191,919 5,120 492,004 377,775 $874,899

12.	Non-monetary transactions

As part of its normal operations, the Company exchanges inventory products and services with other distributors. These non-monetary transactions are recognized as revenues and purchases and measured at the fair market value.

The following were the total amount of non-monetary transactions during the years ended December 31, 2016 and 2015.

ICON Networks LLC DBA Trading Corp.  xpro Global LLC  Total non-monetary transactions $194,329 84,727 254,017 $533,073 $633,366 838,577 11,000 $1,482,943

Of the total non-monetary transactions, $482,057 were between related parties during the year ended December 31, 2016 (December 31, 2015 - $648,528), of which $Nil (December 31, 2015 – $3,984) was

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

related inventory contributed by owners. The remaining amount was related to the exchange of products and marketing services with related parties.

13.	Income taxes

The Company is subject to income tax in the United States of America, and certain state jurisdictions.

Prior to the reverse acquisition (note 17), Icon Networks LLC and Xpro Global LLC elected as S Corps and were considered flow through entities. They were treated as a partnership for federal income tax purposes and did not incur income taxes. Instead, their earnings and losses were included in the personal returns of the members and taxed depending on their personal tax situations. Thus, the consolidated combined financial statements did not reflect a provision for income taxes for the period prior to the reverse acquisition (note 17). Income taxes have not been recognized in profit and loss, as it is not probable that future taxable profits will be available against which the accumulated tax losses can be utilized.

2016 2015 Loss before income taxes Statutory rate Expected income recovery,' at statutory,' rate Effect on income taxes of: Loss incurred during LLC (partnership) period Non-deductible expenses  Increase in valuation allowance income tax recovery $749,565 37.6% $352,922 0.0% $(282,061) 141,531 16,647,123,883

The components of the Company’s deferred tax assets are as follows:

Deferred Tax Assets Non-capital loss carried forward Accrued Compensation Fixed Assets Valuation allowance Net deferred tax asset 2015 2016 $15,925 108,382 (424) (123,883) No deferred tax asset attributable to the net operating loss carry forward has been recognized, as it is not more likely than not to be realized.

The Company's net operating loss carryforwards expire as follows:

2016 2036 2015 42,319

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

14.	Commitments and contingencies

In the ordinary course of conducting its business, the Company may periodically be a defendant in various legal proceedings. Any estimated loss contingencies in excess of amounts covered by business liability insurance are included in accrued expenses. The Company determines the amount of the loss contingency based on the amount of exposure and an analysis of the likelihood that the Company will incur a loss. It is the best judgment of management that neither the financial position nor results of operations of the Company will be materially affected by the final outcome of these legal proceedings. During the years ended December 31, 2016 and 2015, the Company was not involved in legal proceedings and hence has not accrued any losses.

Effective October 2016, the Company has entered into a lease agreement for the Company’s head office in Miami, Florida. The base rent commitment for the remainder of the lease is as follows:

2017 2018 2019 $123,142 $126,836 $108,326

15.	Financial instruments and risk management

Risk management

In the normal course of its business, the Company is exposed to a number of financial risks that can affect its operating performance. These risks, and the actions taken to manage them, are as noted below.

Market risk

Market risk is the risk that the fair value of the future cash flows of a financial instrument will fluctuate because of changes in the market prices. The Company’s cash includes cash held in bank accounts that earn interest at variable interest rates. Due to the short-term nature of these financial instruments, fluctuations in market rates do not have a significant impact on estimated fair values.

Interest rate risk

The Company is subject to cash flow interest rate risk due to fluctuations in the prevailing levels of market interest rates. The Company’s objective of managing interest rate risk is to minimize the volatility of earnings. Exposure to interest rate risk exists through its revolving credit facility due to the variable nature of the interest rates contained in the terms therein. As at December 31, 2016, $500,000 (2015 - $nil) of the Company’s liabilities carried variable interest rates.

Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company. The credit risk on cash is limited because the counterparties are banks with high credit ratings assigned by international credit rating agencies. Management will also, from time to time, factor certain accounts receivable to mitigate credit risk. The Company is also exposed to credit

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

risk on amounts due from related parties. Management has not recognized a provision for this amount as the risk of loss is small.

The carrying amount of financial assets recorded in the consolidated combined financial statements, net of any allowance for losses, represents the Company’s maximum exposure to credit risk.

Concentration risk

The Company had significant sales and accounts receivable balances from specific customers during the years ended December 31, 2016 and 2015. 3 customers represent 96% of the Company’s trade receivables (December 31 2015 - 3 customers - 81%). During the year ended December 31, 2016, these 3 customers accounted for 40% (December 31, 2015 - 3 customers - 24%) of the total sales. Of these 3 customers, 2 were related parties.

Liquidity risk

Liquidity risk is the risk that the Company may not be able to generate sufficient cash resources to settle its obligations as they fall due. The Company’s strategy is to satisfy its liquidity needs using cash on hand, cash flow generated from operating activities, and cash flow provided by financing activities. As of December 31, 2016, the Company had a working capital deficit of $2,203,257 (2015 – surplus of $109,619). Subsequent to the year, the Company commenced a private placement of common shares (note 18). As of the date of these financial statements, the Company has raised gross proceeds of $3,736,480.

16.	Capital risk management

The capital of the Company includes equity, which is comprised of issued share capital and retained earnings. The Company's objective when managing its capital is to safeguard the ability to continue as a going concern in order to provide returns for its shareholders, and other stakeholders and to maintain a strong capital base to support the Company's core activities.

17.	Reverse acquisition

On December 15, 2016, the Company completed a reverse acquisition whereby it purchased 100% of the membership interests (the “Membership Interests”) of Icon Networks LLC from the members of Icon pursuant to a share exchange agreement (the “SEA”). The Company issued 1,300,000 common shares and 4,408,410 Series A preferred stock and promissory notes with an aggregate face value of $2,047,500 (note 9). As a result of this transaction, Icon Networks LLC is now a fully-owned subsidiary of Cooltech Holding Corp.

As the former Icon members ended up owning the majority of the Company, Icon is deemed to be the accounting acquirer. As Cooltech Holding Corp. was the accounting acquiree the net liabilities acquired are reflected in the statement of equity.

A breakdown of the net liabilities acquired is as follows:

Cooltech Holding Corp.

Notes to the Consolidated Combined Financial Statements

For the years ended December 31, 2016 and 2015

(Expressed in US dollars)

Cash pp&e accounts payable and accrued liabilities loans payable class a promissory notes (note 9) class b promissory notes (note 9) class c promissory notes (note 9) $76 162,025 (525) (202,432) (733,255) (169,904) (534,584) $(1,478,649)

Put and call options and subsequent amendment

At any time after nine months from the closing date, if the Company (i) has not closed on an IPO in which it has received gross proceeds of at least $10,000,000 and (ii) the vendors of Icon who were the founding members have not received $1,047,500, in aggregate (the “Put/Call Exercise Period”), the Members who received preferred shares (the “Preferred Members”) of the Company may exercise their right to return all preferred shares to the Company for cancellation and require the Company to return all Membership Interests to all Members. Those Members who received common shares of the Company may require the Company, to return the Membership Interests to the Members in consideration for the return of the Company’s shares of preferred and common stock issued as part of this transaction. On January 30, 2017, the Company and the Members mutually agreed to amend the SEA such that (i) the put and call features would terminate immediately upon the repayment of the Class A Notes in full, and (ii) upon exercise of either the put or call option, the Class A, B and C promissory notes issued pursuant to this transaction would be cancelled and Cooltech shall have no further obligation under those promissory notes.

18.	Subsequent events

Subsequent to the year, the Company issued 1,494,592 common shares for gross proceeds of $3,736,480. In conjunction with this equity financing, the Company incurred broker fees of $478,378 and issued 149,459 broker warrants, each exercisable into one common share at $2.50. The Company also incurred professional fees and other issuance costs of $304,854 related to the financing. In conjunction with the financing transaction, the Class A promissory notes (note 9) were amended such that they would be repayable upon the Company completing a financing where it received gross proceeds in excess of $2,000,000. The Class A promissory notes were fully repaid subsequent to year end.